                                                                 EXHIBIT 10.24


                             EMPLOYMENT AGREEMENT

                         dated as of November 6, 1998

  The parties to this agreement are Michael S. Perlis, who resides at 25 Cathlow Drive, Riverside, Connecticut 06878 (the "Executive"), and Ziff-Davis Inc., a Delaware corporation, with its principal office at One Park Avenue, New York, NY 10016 (the "Company").

  The Executive has been employed in the magazine publishing business for a number of years and the Company desires to continue to obtain the benefit of the Executive's services with respect to its business. The Executive wishes to be employed by the Company.

  It is therefore agreed as follows:

  1.  Employment.  During the term of the Executive's employment under this
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agreement, the Company shall employ the Executive, and the Executive shall serve the Company as President of the Company's ZD Publishing division with the duties and responsibilities associated with that position or in such other high level executive management position of the Company and with such duties and responsibilities as he may be assigned. The position of President shall be the senior executive position in the ZD Publishing division, reporting directly to the Chief Executive Officer of the Company. The position will be based in the Company's New York offices; the Executive acknowledges that the position will entail extensive travel. The Executive shall devote his full business time and his best efforts to the performance of his duties under this agreement and shall perform them faithfully, diligently and competently, and shall comply with and be bound by the Company's operating policies, directives and procedures in effect from time to time during the period of employment. Nothing in the foregoing shall prevent the Executive from serving on the boards of appropriate industry associations or other similar not-for-profit organizations or from serving with
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the Company's consent on the board of one or more affiliates of the Company.

  2.  Term of Employment.  The term of the Executive's employment under this
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agreement shall be for an initial period commencing on November 6, 1998 and ending December 31, 2001, subject to earlier termination as provided in section
5. The term shall continue after December 31, 2001 until terminated by the Company or the Executive at any time on not less than thirty (30) days notice.

  3.  Compensation.  As full consideration for his services under this
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agreement, the Executive shall be entitled to the following compensation:

      3.1 Base Salary.   The Executive shall be entitled to an initial base
          -----------
salary at the annual rate of $650,000, which shall be reviewed each year for any increase on the anniversary date of his last increase in accordance with normal Company policies and guidelines. The Executive's base salary shall be payable in equal installments (but no less frequently than monthly) in accordance with the Company's customary payroll practice for its senior employees (which currently is semi-monthly).

      3.2  Incentive Compensation. Commencing with 1999, the Executive shall be
           ----------------------
entitled to an incentive bonus for each full calendar year of his employment under this agreement equal to 5% of the EBITDA of the ZD Publishing division above a base for that year. The base for 1999 shall be $134,000,000. The base for each subsequent year shall be the amount of the previous year's EBITDA (but not less than $134,000,000 for any year.) The base shall be adjusted appropriately in the event of (x) any acquisitions or divestiture of properties within the ZD Publishing division or (y) any extraordinary changes in the General and Administrative charges or other charges allocated to the ZD Publishing division, not resulting from its business activities. New start-ups (i.e.,

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start-ups begun after the date of this agreement), shall not be charged against
EBITDA for a period of 24 months after the commencement of publication. Earnings from new start-ups shall only be included to the extent those earnings exceed any losses excluded by the preceding sentence. For 1999, the Executive shall be guaranteed a minimum incentive compensation of $50,000.

      3.3  Options.  In addition to the foregoing, the Executive shall be
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eligible to receive stock options to purchase shares of the Company's common stock in such amounts as may be determined by the Company from time to time (the "Ziff-Davis Options"). The first award of Ziff-Davis Options was made on October 16, 1998 in the amount of 175,000 shares with an exercise price of $6 per share pursuant to a Stock Option Agreement dated October 16, 1998 (the "Stock Option Agreement"). A second grant of 75,000 at $6.50 per share was made on November 9, 1998. The Stock Option Agreements provide for vesting over the period ending November 30, 2003, with the first 20% vesting on, November 30, 1999 and the remainder vesting in the incremental amount of 5% at the end of each subsequent calendar quarter so that he shall be 100% vested on November 30, 2003. The Stock Option Agreements also provide for an immediate acceleration in the vesting of those options if the ZD Publishing division achieves EBITDA of $190,000,000 in any calendar year. The $190,000,000 shall be subject to the adjustments described in Section 3.2 for the base target for incentive compensation. The Stock Option Agreements also provide that the Executive may exercise his vested ZD Options for up to a year following the Executive's resignation after December 31, 2001.

      3.4  Other Executive Plans.  In addition to the grant of Ziff-Davis
           ---------------------
Options referred to in Section 3.3, the Company may establish one or more executive compensation plans for the benefit of its executives and key employees. Such plans may

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include deferred compensation plans, long-term incentive plans, or other similar plans (those special plans are hereafter referred to as the "Executive Plans"). The Executive shall be entitled to participate in all such plans offered generally to other executives at his level.

  4.  Reimbursement of Expenses; Fringe Benefits, etc.
      -----------------------------------------------

      4.1 Expenses.  The Company shall reimburse the Executive, in accordance
          --------
with the Company's general policy in effect from time to time, for all reasonable expenses incurred by the Executive in connection with the performance of his duties under this agreement, upon presentation of appropriate documentation covering the expenses.

      4.2 Fringe Benefits.  The Executive shall be entitled to participate, to
          ---------------
extent eligible pursuant to the provisions of the respective plans, in medical and dental insurance, disability insurance, life insurance and other fringe benefits provided by the Company generally to its other Executives.

  5.  Termination Upon Disability or Death; Other Early Termination.
      -------------------------------------------------------------

      5.1  Disability; Death.
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           (a) If, as the result of any disability the Executive shall have been unable to perform his material duties for a period of 180 consecutive days, the Company may, by notice to the Executive, terminate his employment under this agreement as of the date of the notice. If the Executive's employment is terminated pursuant to this section 5.1(a), the Executive shall be entitled to receive, in full discharge of all obligations of the Company to the Executive under this agreement, (i) the Executive's unpaid salary under section 3.1 through the date of termination, (ii) payment as soon as such amount may be determined of a pro rata part of his incentive compensation under section 3.2 for the year of termination based on the number of months the Executive

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was employed during that year, (iii) any amounts in the Executive Plans in which
Executive is vested at the date of termination, (iv) any benefits to which Executive is entitled or continues to be entitled pursuant to the policies, programs or plans comprising the fringe benefits referenced to in section 4.2 and (v) immediate vesting of the Ziff-Davis options that would have vested within one year of the date of termination (all other unvested options shall terminate).

        (b) The Executive's employment shall automatically terminate upon the date of his death. If the Executive's employment is terminated by reason of his death, the Executive's estate shall be entitled to receive, in full discharge of all obligations of the Company to the Executive under this agreement, (i) the Executive's unpaid salary under section 3.1 through the date of termination,
(ii) payment as soon as that amount may be determined of a pro rata portion of his incentive compensation under section 3.2 for the year of termination based on the number of months the Executive was employed during that year, (iii) any amounts in the Executive Plans in which the Executive is vested at the date of termination; and (iv) immediate vesting of the Ziff-Davis options that would have vested within one year of the date of termination(all other unvested options shall terminate).

      5.2  Termination for Cause.  Notwithstanding anything to the contrary in
           ---------------------
this agreement, the Company may at any time terminate the Executive's employment under this agreement for Cause upon notice to the Executive. For purposes of this agreement, the term "Cause" shall mean: (i) gross misconduct of the Executive relating to the Company's business or otherwise injurious to the business or reputation of the Company; (ii) the Executive's commission of a crime involving financial impropriety or that would otherwise interfere with his ability to perform his

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duties or be injurious to the reputation or the business of the Company; (iii)
any willful breach by the Executive of his fiduciary duties as an executive and employee of the Company; (iv) the failure of the Executive to perform in a material respect any material obligation under this agreement after written notice and, to the extent such failure can be cured, a period of twenty (20) days to cure; or (v) the failure of the Executive to perform his obligations under sections 6.1, 6.2 and 6.3 of this agreement. If the Executive's employment is terminated by the Company pursuant to this section 5.2, the Executive shall be entitled to receive, in full discharge of all obligations of the Company to the Executive under this agreement, his unpaid salary under section 3.1 through the date of termination and any amounts in the Executive Plans in which Executive is then vested and which are not forfeited by such termination pursuant to the provisions of those Plans.

          5.3  Resignation.  If the Executive's employment is terminated by his
               -----------
resignation (on not less than sixty (60) days notice), the Executive shall be entitled to receive, in full discharge of all obligations of the Company to the Executive under this agreement: (i) his unpaid salary under section 3.1 through the date of termination, (ii) provided that the Executive shall have served at least six months within such year, payment as soon as such amount may be determined of a pro rata part (based on the number of months the Executive was employed during that year) of his incentive compensation under section 3.2 for the year of termination determined on the Company's results for that entire year against his target, and (iii) any amounts in the Executive Plans in which Executive is then vested and which are not forfeited by such termination pursuant to the provisions of those Plans.

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      5.4  Termination by the Company Other Than For Cause or by the Executive
           -------------------------------------------------------------------
For Good Reason.  The Company may terminate the Executive's employment at any
---------------
time without cause upon thirty days notice to Executive including prior to the expiration of the initial period specified in Section 2 above and Executive may terminate his employment at any time for Good Reason. In such event, the Executive shall be entitled to receive, in full discharge of all obligations of the Company to the Executive under this agreement and upon executing a release of claims by Executive in a form reasonably satisfactory to the Company, (i) his unpaid salary under section 3.1 through the date of termination; plus (ii) a pro rata portion of the annual incentive bonus compensation under section 3.2 for the year of termination based on the number of months the Executive was employed by the Company during that year, to be paid promptly after such incentive amount is determined by the Company; (iii) any amounts in the Executive Plans in which the Executive may then be vested; and (iv) severance equal to the sum of his then current base salary and his annual incentive compensation (using the amount earned the most recent completed year or in the event no such full year exists, the amount of $100,000). The severance shall be paid in two installments, half at the date of termination and the remainder at six months after termination. The Company's obligation to pay such severance shall immediately end if the Executive breaches any of his obligations under Section 6. In addition, the Company shall immediately vest that part of the Executive's Ziff-Davis Options which would have vested had the Executive remained employed throughout the remaining vesting period of those options, provided, however, the Executive shall not be able to exercise such options until the date such options would otherwise have vested and provided that at the time of any such exercise the Executive is not competing with the business of the Company

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(whether or not that time is beyond the period of non-compete specified in
Section 6.2). In the event the Executive competes with the Company or otherwise violates any provision of Section 6, then all vested Ziff-Davis options shall be immediately terminated. For purposes of this agreement, "Good Reason" shall mean termination by the Executive following a material breach of this agreement by the Company (without Executive's written consent) that is not corrected within twenty 20 days of Executive notifying the Company in writing of such breach.

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  6.  Confidentiality; Non-Competition.
      --------------------------------

      6.1  Confidentiality.  The Executive shall not, directly or indirectly,
           ---------------
during the term of his employment under this agreement or at any time thereafter, disclose to anyone or use in any manner any confidential or proprietary information related to the Company or any confidential or proprietary information of any affiliate of the Company, including SOFTBANK, of which he may become aware or have become aware pursuant to his employment other than as requested by the Company pursuant to his duties under this agreement or, as may be required by law, but then only after giving the Company prior notice. Nothing herein shall cover information which becomes generally known to the public through the actions of any third party unrelated to the Executive.

      6.2  Non-Competition. The Executive acknowledges that because of his
           ---------------
position he will have access to extremely confidential information of the Company including trade secret, marketing plans, long term strategic plans, and other information which would cause the Company irreparable harm if it were available or his services were available after termination of his employment with the Company to a competitor of the Company. Therefore, during the period of the Executive's employment under this agreement (including the term of any leave of absence) and for a period after termination of employment equal to the greater of (x) six months and (y) the number of months of severance for which the Executive shall be eligible (but not more than twelve months), the Executive shall not, directly or indirectly, engage or be interested in any business which engages in the United States , or in other geographic areas in which the Company has done business, in a business directly competitive with the business of the ZD Publishing division at such date or as may be planned at such date. The Executive shall be deemed to be directly

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or indirectly interested in a business if he is engaged or interested in that business as a stockholder, director, officer, employee, salesman, sales representative, agent, broker, partner, individual proprietor, lender, licensor or consultant, but not if his interest is limited solely to ownership of 5% or less of the equity or debt securities of any class of a corporation whose shares are listed for trading on a national securities exchange or in the over-the-counter market. Nothing in this section shall prohibit the Executive from working for a company in a non-competing area although that Company may in another part of its business compete with the business of the Company so long as the Executive shall not be involved or assist in the competitive part of that business. (For example, the Executive may work for Advance Publications or Conde Nast in non-competitive areas but may not be involved in the activities of Wired Magazine.)

      6.3  No Solicitation.  The Executive shall not during the term of this
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agreement or for a period of twelve (12) months after the termination or expiration of his employment, directly or indirectly, solicit for employment or consulting, or employ or hire as an employee or as a consultant, on his own behalf or on behalf of any other person or enterprise, or otherwise encourage the resignation of, any individual who was an employee of or consultant to the Company at any time subsequent to the date of this agreement and within the twelve (12) months preceding the termination of the Executive's employment.

      6.4  Remedies.  The Executive's covenants under this section 6 are
           --------
intended to extend beyond the termination or expiration of the Executive's employment and shall apply whether the Executive's term of employment expires at the end of its stated term or is terminated earlier for any reason. The Executive acknowledges that the remedy at law for breach of the provisions of this section 6 will be inadequate and that, in addition to any

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other remedy the Company may have, it shall be entitled to an injunction restraining any breach or threatened breach, without any bond or other security being required or without having to show irreparable harm.

  7.  Miscellaneous.
      -------------

      7.1 Headings.  The section headings of this agreement are for reference
          --------
purposes only and are to be given no effect in the construction or interpretation of this agreement.

      7.2 Notices.  All notices and other communications under this agreement
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shall be in writing and shall be deemed given when delivered personally, mailed by registered mail, return receipt requested, or sent by reputable overnight delivery service to the parties at their respective addresses set forth above (or to such other address as a party may have specified by notice given to the other party pursuant to this provision). Any notice to the Company shall be sent to the attention of the Chairman and Chief Executive Officer with a copy to the Company's Legal Department at Ziff-Davis Inc., One Park Avenue, New York, New York 10016, Attn: Legal Department.

      7.3 Severability.  The invalidity or unenforceability of any provision of
          ------------
this agreement shall not affect the validity or enforceability of any other provision of this agreement, which shall remain in full force and effect.

      7.4 Waiver.  Either party may waive compliance by the other party with any
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provision of this agreement.  The failure of a party to insist on strict adherence to any term of this agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing.

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

      7.5 No Third Party Beneficiaries; Assignment.  Any affiliate of the
          ----------------------------------------
Company, including SOFTBANK, which discloses confidential information to the Executive in connection with his employment hereunder shall be a third party beneficiary of sections 6.1 and 6.4 of this agreement, and each shall be entitled to enforce such sections as if it were a party hereto. Except as expressly set forth in the preceding sentence, nothing in this agreement shall create or be deemed to create any third party beneficiary rights in any person or entity. Neither party may assign any of its rights or delegate any of its duties under this agreement without the written consent of the other party, except that the Company may assign its rights and delegate its duties under this agreement to an affiliate or to a corporation or other entity that has succeeded to substantially all the business and assets of the Company, and assumed the Company's obligations under this agreement; provided, however, that the Company shall continue to guarantee the obligations assumed by any such assignee.

      7.6 Entire Agreement.  This agreement, the Stock Option Agreement, the
          ----------------
1998 Incentive Compensation Plan and any agreements relating to Executive Plans contain and are intended as, a complete statement of all of the terms of the arrangements between the parties with respect to the matters provided for, supersedes any previous agreements and understandings between the parties with respect to those matters, and cannot be changed or terminated orally.

      7.7  Governing Law.  This agreement shall be governed by and construed in
           -------------
accordance with the internal laws of the State of New York applicable to agreements made and to be performed in New York and the courts of New York, New York shall have exclusive jurisdiction over any actions arising out of the enforcement or any other dispute concerning the terms of this Agreement. Each party submits to the personal jurisdiction of the courts of New

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York and acknowledges that service of process shall be deemed properly made by registered or certified mail of a complaint or other similar document to the Executive's address.

      7.8  Counterparts.  This agreement may be executed in counterparts, each
           ------------
of which shall be considered an original, but all of which together shall constitute the same instrument.

      7.9  Resolution of Disputes.  Any controversy or claim arising out of or
           ----------------------
relating to this agreement or any breach or asserted breach hereof or questioning the validity and binding effect hereof arising under or in connection with this agreement, shall be resolved by binding arbitration to be held in New York, in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered into any court having jurisdiction thereof. Nothing herein shall prevent either party from seeking injunctive relief in any court of competent jurisdiction. All costs and expenses of any arbitration proceeding (including fees and disbursements of counsel) shall be borne by the respective party incurring such costs and expenses, but the Company shall reimburse Executive for such reasonable costs and expenses in the event he substantially prevails in such arbitration proceeding.

                                                ZIFF-DAVIS INC.


                                                By: /s/ Ziff-Davis Inc.
                                                    ____________________________
                                                    Name:
                                                    Title:

/s/ Michael S. Perlis
__________________________
Name: Michael S. Perlis

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